FORM OF AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (this “Amendment”) dated as of the Effective Date (as hereinafter defined) is by and between ABP [__] LLC, a Delaware limited liability company (“Seller”), and USIPA-BRENNAN VENTURES II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.
Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of November 6, 2017 pertaining to the proposed sale by Seller to Buyer of certain real property more particularly described therein (the “Agreement”).

B.	Buyer has requested (i) an extension of time to complete its appraisal of the Property, and (ii) Seller’s consent to conduct Phase II environmental investigations of the Property.

C.	Seller is willing to agree to such requests, upon the terms and conditions of this Amendment.

D.	The parties also desire to amend certain provisions of the Agreement regarding the Lease, the Non-Disturbance Agreement and the SNDA.
OPERATIVE TERMS:
NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants set forth in the Agreement and in this Amendment, Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
1. Recitals; Defined Terms. The foregoing recitals are true and correct in all material respects. Capitalized terms and phrases used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms and phrases in the Agreement. Unless the context clearly indicates otherwise, all references to “this Agreement” in the Agreement and in this Amendment shall hereinafter be deemed to refer to the Agreement, as amended hereby. As used in this Amendment (but not for purposes of the Agreement, in which context the definition of the term “Effective Date” shall remain unchanged), “Effective Date” shall mean the date on which Seller or Buyer shall have executed this Amendment, as indicated under their respective signatures, whichever is the later to do so.
2. Waiver of Due Diligence Termination Right. Buyer hereby acknowledges that, except as set forth in the following Sections 3 and 4, Buyer has completed all Due Diligence Buyer has deemed necessary or appropriate, and, subject to the Seller’s Warranties, Buyer has confirmed to its satisfaction all information that it considers material to its purchase of the Property or the Transaction. Accordingly, Buyer hereby waives any right it may have had to Terminate the Agreement pursuant to Paragraph 4.3 or 4.5 thereof.
3. Appraisal Completion. Buyer represents and warrants to Seller that Buyer has not yet obtained a written report of the appraisal of the Property from a non-Seller-engaged appraiser. In the event, between the Effective Date and 8:00 PM, Central time, on December 22, 2017 (the “Appraisal Termination Deadline”), that, through no fault of Buyer nor any affiliate of Buyer, neither Buyer nor any of its affiliates has received a written or verbal report from a non-Seller-engaged appraiser which indicates that the value of the Property, when combined with the appraised values of Seller’s real property in [__]; [__]; and [__] is greater than or equal to $110,000,000.00, Buyer may, by notice to Seller given no later than the Appraisal Termination Deadline, which notice shall include, if such written report was received by Buyer or any affiliate of Buyer, a complete copy of said report, and if such written report was not received by Buyer or any affiliate of Buyer, an Appraisal Certificate (as hereinafter defined), Terminate the Agreement and receive a return of the Deposit, except that One Hundred and No/100 Dollars ($100.00) thereof shall be payable to Seller, and such amount shall in effect constitute option money, making the Agreement, as amended hereby, binding even if any conditions or provisions of the Agreement, as amended hereby, are entirely within the discretion or control of Buyer. If Buyer has not given Seller a termination notice, together with a complete copy of such written report, or an Appraisal Certificate (as the case may be), by the Appraisal Termination Deadline, then Buyer shall, subject to the terms set forth in the following paragraph, be deemed to have accepted the condition of the Property (subject to Seller’s compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in Paragraph 10 of the Agreement) and shall thereafter have no right to Terminate this Agreement on account of the termination right under this Section 3. As used in this paragraph, the capitalized phrase “Appraisal Certificate” shall mean a certificate executed by Robert Vanecko, in his capacity as Vice President of Buyer, certifying that, through no fault of Buyer or any affiliate of Buyer, neither Buyer nor any affiliate of Buyer received a written report before 8:00 PM, Central time, on December 22, 2017 indicating that the value of the Property, when combined with the appraised values of Seller’s real property in [__]; [__]; and [__], respectively, is greater than or equal to $110,000,000.00. Buyer hereby represents, warrants and covenants to Seller that, as of the date of this Amendment, it has no information indicating that the results of its appraisal of the Property will not be available prior to the Appraisal Termination Deadline.
4. Phase II Investigations. Notwithstanding anything in this Amendment to the contrary, Buyer shall be permitted to conduct the investigations described in Exhibit A attached hereto and incorporated into this Amendment by reference (the “Scope”), but only upon and in strict accordance with the terms and conditions set forth therein and in this Amendment. Seller shall have the right to have representatives present during any such investigations, and to this end, Buyer shall coordinate the scheduling of such investigations to ensure the availability of Seller’s representatives for such purpose, Buyer acknowledging, however, that it shall not be entitled to any additional extension of time beyond that set forth in this paragraph in order to complete and obtain the results of such investigations. Seller shall also have the right, in Seller’s discretion, to split samples with Buyer’s consultant. In the event that, prior to 8:00 PM, Central time, on January 3, 2018 (the “Phase II Termination Deadline”), laboratory analysis of samples collected in accordance with the Scope disclose the existence at the Property of contamination in excess of [__], or in the event that, through no fault of Buyer nor any affiliate of Buyer, neither Buyer nor any affiliate of Buyer receives the results of such laboratory analysis by the Phase II Termination Deadline, Buyer may, by notice to Seller given no later than the Phase II Termination Deadline, which notice shall include a Phase II Certificate, Terminate the Agreement and receive a return of the Deposit, except that One Hundred and No/100 Dollars ($100.00) thereof shall be payable to Seller, and such amount shall in effect constitute option money, making the Agreement, as amended hereby, binding even if any conditions or provisions of the Agreement, as amended hereby, are entirely within the discretion or control of Buyer. If Buyer Terminates the Agreement, Buyer shall simultaneously Terminate all Related Contracts in accordance with the provisions of Paragraph 4.7 of the Agreement. Buyer shall keep such results confidential and shall not disclose such results to Seller or to any third party. The obligation of Buyer to keep such results confidential shall survive the Closing or any earlier termination of the Agreement. If Buyer has not given Seller a termination notice, together with a Phase II Certificate, by the Phase II Termination Deadline, then Buyer shall be deemed to have accepted the condition of the Property (subject to Seller’s compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in Paragraph 10 of the Agreement) and shall thereafter have no right to Terminate this Agreement on account of the termination right under this Section 4. As used in this paragraph, the capitalized phrase “Phase II Certificate” shall mean a certificate executed by Robert Vanecko, in his capacity as Vice President of Buyer, certifying that Buyer was authorized by the terms of this paragraph, or by the terms of one of the Related Contracts, to terminate the Agreement. Buyer hereby represents, warrants and covenants to Seller that, as of the date of this Amendment, it has no information indicating that the results of laboratory analysis of samples collected in accordance with the Scope will not be available prior to the Phase II Termination Deadline.
5. Survey. Buyer shall cause the ALTA/NSPS survey of the Property to be certified to “BlueLinx Corporation, a Georgia corporation, its successors and assigns,” and shall provide a true, correct and complete copy thereof to Seller no later than December 22, 2017.
6. Seller’s Closing Deliverables. Paragraph 6.2 of the Agreement is hereby amended by appending the following new paragraphs after subparagraph L thereof:
“M. Certificate. The Certificate signed by Tenant.
“N. Memorandum of Lease. Tenant’s counterpart of the Memorandum of Lease.”

7. Buyer’s Closing Deliverables. Paragraph 6.3 of the Agreement is hereby amended by appending the following new paragraphs after subparagraph H. thereof:
“I. Lease. Landlord’s counterpart of the Lease.
“J. Memorandum of Lease. Landlord’s counterpart of the Memorandum of Lease.
“K. Leasehold Policy Requirements. Such instruments or documents as the Title Company may reasonably require of Titleholder, Master Tenant or Landlord in order to issue a leasehold policy insuring Tenant’s interest under the Lease, including, but not limited to, copies of the lease agreements evidencing the interests of Master Tenant and Landlord in the Property, and documents evidencing the legal existence and organizational power and authority of Title Holder, Master Tenant and Landlord to enter into such agreements.”
8. Closing Deadline. The definition of “Closing Deadline” in Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following definition: “‘Closing Deadline’ shall mean January 8, 2018.”
9. New Definitions. The following new definitions are hereby added to Schedule A to the Agreement:
“‘Certificate’ shall mean a certificate in the form attached hereto as Exhibit J.
“‘Memorandum of Lease’ shall mean a Memorandum of Lease in the form attached hereto as Exhibit K.”
10. Replacement Definitions. The definitions of the following capitalized terms, as set forth in Schedule A to the Agreement, are hereby deleted in their entireties and replaced with the following definitions:
“‘Landlord’ shall mean that certain person or entity subleasing the Property from Master Tenant as of the Closing Date.
“‘Master Tenant’ shall mean that certain person or entity leasing the Property from Buyer as of the Closing Date.
“‘Non-Disturbance Agreement’ shall mean an agreement in the form attached hereto as Exhibit L.
“‘SNDA’ shall mean an agreement in the form attached hereto as Exhibit M.”
11. Exhibits F, J, K, L and M. The Agreement is hereby amended by replacing Exhibit F attached hereto and incorporated into this Agreement by reference for that attached thereto, and by attaching thereto as Exhibits J, K, L and M, respectively, the same Exhibit J, Exhibit K, Exhibit L and Exhibit M as are attached hereto and incorporated into this Amendment by reference.
12. Headings. The headings to sections of this Amendment are for convenient reference only and shall not be used in interpreting this Amendment.
13. Entire Agreement. This Amendment contains the entire agreement and understanding between the parties concerning the subject matter of this Amendment and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, concerning the matters that are the subject of this Amendment.
14. Force and Effect. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect. Seller and Buyer hereby ratify and confirm their respective rights and obligations under the Agreement, as amended by this Amendment.

15. Counterparts. This Amendment may be executed in counterparts, and all such counterparts shall when taken together, constitute one and the same instrument.
16. Electronic Execution. This Amendment may be executed and delivered by electronic transmission, with the same force and effect as a fully-executed or counterpart original document.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date.

SELLER: ABP [__] LLC, a Delaware limited liability company By: Date signed:
BUYER: USIPA-BRENNAN VENTURES II, LLC, a Delaware limited liability company By: Name: Title: Date signed:

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